Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                  INSULAR, INC.

         We, the undersigned, natural persons of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation;

                                   ARTICLE I

                                 Corporate Name
                                 --------------

                         The name of this corporation is
                                  INSULAR, INC.

                                   ARTICLE II

                           Duration of the Corporation
                           ---------------------------

                 The Corporation shall have perpetual existence.

                                  ARTICLE III

                                    Purposes
                                    --------

         The general purposes and objectives for which the corporation is organized are:

                   (a) To engage in the business of producing, manufacturing and marketing of air-conditioner covers.

                   (b) To have and to exercise all powers now or hereafter conferred by the laws of the State of Utah upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto, and to engage in any other lawful activities.

                   (c) The above enumerated powers shall not be construed as limiting or restricting in any manner the powers of this corporation which shall always have such incidental powers as may be connected with or related to any specific power herein enumerated, but are in furtherance of, and in addition to and not in limitation of, said general powers.

                                   ARTICLE IV

                                     Shares
                                     ------

         The aggregate number of shares which this corporation shall have authority to issue is fifty million (50,000,000) shares of common stock of a par value of one mil ($0.001) per share. All shares of common stock of this corporation shall be of the same class and shall have the same rights and preferences. Fully paid shares of common stock of this corporation shall not be liable to any further call or assessment.

                                   ARTICLE V

                               Pre-emptive Rights
                               ------------------

         The authorized shares of common stock of this corporation may be issued at such time, upon such terms and conditions, and for such consideration as the Board of Directors of this corporation shall determine; provided, however, that the share-holders shall have pre-emptive rights to acquire unissued shares of common stock of this corporation.

                                   ARTICLE VI

                                Voting of Shares
                                ----------------

         As to all actions to be voted on by the shareholders, each holder of common stock of the corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation, and shall not be entitled to accumulate votes for the purpose of electing directors.

                                  ARTICLE VII

                               Commencing Business
                               -------------------

         This corporation shall not commence business until consideration of a value of at least One Thousand Dollars ($1,000.000) shall have been received by this corporation for the issuance of its shares of common stock.

                                  ARTICLE VIII

                                     By-Laws
                                     -------

         The Directors shall and the shareholders may adopt By-Laws which are not inconsistent with law or these Articles of Incorporation for the regulation and management of the affairs of this corporation. These By-Laws may be amended from time to time, or repealed, pursuant to law.

                                   ARTICLE IX

                           Registered Office and Agent
                           ---------------------------

         The address of this corporation's initial registered office and the name of its original registered agent at such address is:

                NAME                        ADDRESS
                ----                        -------
                Jace N. Green               4048 Barker Road
                                            West Valley City, Utah  84119

                                    ARTICLE X

                                    Directors
                                    ---------

         The number of Directors constituting the initial Board of Directors of this corporation is three (3), and subsequent to the organizational meeting of this corporation, the number of Directors shall be determined by the By-Laws of this corporation. The names and addresses of the persons who are to serve as Directors until the First Meeting of Shareholders of this Corporation or until their successors are elected and qualified, are:

                NAME                        ADDRESS
                ----                        -------
                Joseph Y. Hornsby           1132 Montgomery Street
                                            Salt Lake City, Utah  84104
                Elaine Avilez               4048 Barker Road
                                            West Valley City, Utah  84119
                Jace N. Green               4048 Barker Road
                                            West Valley City, Utah  84119

                                   ARTICLE XI

                                  INCORPORATORS
                                  -------------

         The name and address of each incorporator is:

                NAME                        ADDRESS
                ----                        -------
                Joseph Y. Hornsby           1132 Montgomery Street
                                            Salt Lake City, Utah  84104

                Elaine Avilez               4048 Barker Road
                                            West Valley City, Utah  84119

                Jace N. Green               4048 Barker Road
                                            West Valley City, Utah  84119

                                  ARTICLE XII

                         OFFICER AND DIRECTORS CONTRACT
                         ------------------------------

         No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that a Director or Officer of this Corporation is interested in, or is a Director or other Officer of such other Corporation. Any Director, individually or with others, may be a party to, or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. No contract or other transaction of this Corporation with any person, firm or corporation shall be affected by the fact that any Director of this Corporation (a) is a party to, or is interested in, such contract, act or transaction, or (b) is in some way connected with such person, firm or corporation. Each person who is now or may become a Director of this Corporation is hereby relieved from and indemnified against liability that might otherwise obtain in the event such Director contracts with this Corporation for the benefit of himself or any firm, association or corporation in which he may be interested in any way, provided said Directors acts in good faith.

         DATED this        7th   day of     July     , 1983
                    ------------        -------------

                                                     /s/ Joseph Y. Hornsby
                                                ---------------------------
                                                Joseph Y. Hornsby



                                                     /s/ Elaine Avilez
                                                ---------------------------
                                                Elaine Avilez



                                                     /s/ Jace N. Green
                                                ---------------------------
                                                Jace N. Green


STATE OF UTAH                               )
                                            :
COUNTY OF SALTE LAKE                        )

         I, the undersigned Notary Public, hereby certify that Joseph Y. Hornsby, Elaine Avilex, and Jace N. Green personally appeared before me, and being duly sworn by me, severally declared that they are the persons who signed the foregoing instrument as incorporators and that the statements therein contained are true

                                                    /s/ Judith R. Willard
                                                ---------------------------
                                                NOTARY PUBLIC

                                                Residing at       Salt Lake
                                                           ---------------------


My Commission Expires:

     6-15-85
---------------------